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                                                                  Exhibit (f)(4)

                                 AMENDMENT NO. 3

                                       TO

                   FUND OFFICE RETIREMENT PROFIT SHARING PLAN

    (As Amended and Restated Effective January 1, 1998 (Second Restatement))



                  WHEREAS, Chestnut Street Exchange Fund (the "Sponsor") maintains the Fund Office Retirement Profit Sharing Plan (the "Plan") a multiple employer plan which was last amended and restated effective January 1, 1998 and was amended in part on two occasions thereafter;

                  WHEREAS, the RBB Fund is a Participating Employer in the Plan;

                  WHEREAS, Sections 14.1 and 14.2 of the Plan provide that the Sponsor may amend the Plan on its own behalf and on behalf of any Participating Employer, at any time and from time to time, subject to certain inapplicable limitations; and

                  WHEREAS, the Sponsor desires to amend the Plan in order to change the mandatory cash-out limit to $1,000;

                  NOW, THEREFORE, effective as of March 28, 2005, the Plan is hereby amended as follows:

1.       SECTION 9.3(A) OF THE PLAN IS AMENDED TO READ AS FOLLOWS:

         9.3      Commencement Date of Distribution

                  (a) For purposes of this Section 9.3, the Cash-Out Limit shall be $1,000, effective as of March 28, 2005. From December 1, 1998 through March 27, 2005, the Cash-Out Limit was $5,000.

                  For purposes of determining the Cash-Out Limit for distributions made prior to March 22, 1999, a Participant's vested account balance was deemed to exceed the Cash-Out Limit if it exceeded the Cash-Out Limit at the time of any prior distribution.

                                       ***

2.       SECTION 9.3(D) ADDED BY AMENDMENT NO. 1 IS DELETED FROM THE PLAN.
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                  IN WITNESS WHEREOF, Chestnut Street Exchange Fund has caused this Amendment No. 3 to be executed this ________ day of ____________, 2005.

ATTEST:                                     CHESTNUT STREET EXCHANGE FUND


______________________________________      By: ________________________________
                        Secretary                                  President



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